February 25, 2002


                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                     TAX-EXEMPT CALIFORNIA MONEY MARKET FUND
                               ZURICH MONEY FUNDS
                             ZURICH YIELDWISE FUNDS


                                 IMPORTANT NEWS
                           FOR MONEY FUND SHAREHOLDERS


         While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Fund that will be the subject of a shareholder vote.


                          Q & A: QUESTIONS AND ANSWERS

Q.        WHAT IS HAPPENING?

A. On December 3, 2001, Zurich Financial Services ("Zurich Financial") the majority owner of Zurich Scudder Investments, Inc., your Fund's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations, which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

          As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Fund, the Fund's shareholders must approve a new investment management
          agreement.   The  enclosed  Proxy   Statement   gives  you  additional
          information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Fund. The Board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, recommend that you vote FOR the approval of the new investment management agreement for your Fund.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Fund, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Fund in order for Scudder to continue serving as your Fund's investment manager.

Q.        HOW  WILL THE  TRANSACTION  WITH  DEUTSCHE  BANK  AFFECT  ME AS A FUND
          SHAREHOLDER?

A. Your investment in your Fund will not change as a result of the Transaction. You will still own the same shares in the same Fund, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Fund's investment management agreement will still be with Scudder and the terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that, to the extent permissible, pursuant to the new investment management agreement Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affilated with your Fund, Scudder and Deutsche Bank. Scudder, though, will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund. Your Fund will continue to be branded and marketed as a "Scudder Fund."

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. If shareholders do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, the current investment management agreement will terminate and your Fund's Board will take such action as it deems to be in the best interests of your Fund and its shareholders, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Information Concerning the Transaction and Deutsche Bank."

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. Yes, the investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

Q.        HOW DOES MY FUND'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations."

Q. WILL MY FUND PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A. No, neither you nor your Fund will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q.        HOW CAN I VOTE MY SHARES?

A. You may choose from one of the following options as described in more detail on the proxy card(s):

          o    by mail, using the enclosed proxy card(s) and return envelope;

          o    by telephone, using the toll free number on your proxy card(s);

          o through the Internet, using the website address on your proxy card(s); or

          o    in person at the shareholder meeting.

Q.        WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?

A. Because each Fund must vote separately, you are being sent a proxy card for each Fund account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q.        WHOM SHOULD I CALL FOR  ADDITIONAL  INFORMATION  ABOUT THIS PROXY
          STATEMENT?

A. Please call Georgeson Shareholder Communications, your Fund's information agent, at (866) 515-0335.

                                                              February 25, 2002

         Dear Shareholder:

         The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

         The following important facts about the Transaction are outlined below:

          o The Transaction will have no effect on the number of shares you own or the value of those shares.

          o The investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

          o Your Fund's investment management agreement will still be with Scudder, and the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement, except for the addition of certain language that, to the extent permissible, pursuant to the new investment management agreement Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affilated with your Fund, scudder and Deutsche Bank.

          o Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

          o The members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment management agreement.

         Please take the time to read the enclosed materials.

         The question and answer section that begins on the front cover of the Proxy Statement discusses the proposal that requires shareholder approval. The Proxy Statement itself provides greater detail about the proposal, why it is being made and how it applies to your Fund. The Board recommends that you read the enclosed materials carefully and vote in favor of the proposal.

         To vote, simply fill out the enclosed proxy card(s) -- be sure to sign and date it -- and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card(s). Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

         Your vote is very important to us. If we do not hear from you by [date], our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.


Respectfully,

Mark S. Casady
President

PRELIMINARY COPY


                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                     TAX-EXEMPT CALIFORNIA MONEY MARKET FUND
                               ZURICH MONEY FUNDS
                             ZURICH YIELDWISE FUNDS


                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

         Please take notice that Special Meetings of Shareholders (each a "Meeting") of each trust listed above (each trust is referred to as a "Trust") or, if applicable, each of its series that is listed on Appendix 1 to the Proxy Statement (each such series is referred to herein as a "Fund" and, collectively, where applicable, with those Trusts that do not have any series, the "Funds"), will be held jointly at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103 ("Scudder"), on March 28, 2002, at 4:00 p.m., Eastern time, for the following purpose and to transact such other business, if any, as may properly come before the Meetings:

Proposal:      For each Fund, to approve a new investment  management  agreement for the Fund with Zurich Scudder Investments, Inc.

         The Board of each Fund recommends that shareholders vote FOR the Proposal.

         The persons named as proxies will vote in their discretion on any other business that may properly come before a Meeting or any adjournments or postponements thereof.

         Holders of record of shares of each Fund at the close of business on February 8, 2002 are entitled to vote at a Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

         In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

                                                         By Order of the Boards,


                                                                   John Millette
                                                                       Secretary
February 25, 2002


IMPORTANT - We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card(s)). Your prompt return of the enclosed proxy card(s) (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meetings and vote your shares in person at that time, you will still be able to do so.

PRELIMINARY COPY


                                                               February 25, 2002

                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                     TAX-EXEMPT CALIFORNIA MONEY MARKET FUND
                               ZURICH MONEY FUNDS
                             ZURICH YIELDWISE FUNDS

                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                              JOINT PROXY STATEMENT

                                     General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board," the Trustees of each of which are referred to as the "Trustees" of the relevant Board) of each of the trusts listed above (each trust is referred to as a "Trust" and, collectively, the "Trusts"). These proxies will be used at the joint special meeting of Shareholders of each Trust or, if applicable, each of its series that are listed on Appendix 1 hereto (each such series is referred to herein as a "Fund" and, collectively, where applicable, with those Trusts that do not have any series, the "Funds"). These meetings are to be held at the offices of Zurich Scudder Investments, Inc., investment manager of each Fund ("Scudder" or the "Investment Manager"), 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (each, a "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meetings. This Proxy Statement, the Notice of Special Meeting and the proxy card(s) are first being mailed to shareholders on or about February 25, 2002 or as soon as practicable thereafter.

         The Proposal relates to the approval of a new investment management agreement for each Fund. As discussed below, shareholder approval of the Proposal will have no effect upon the investment management fee rates currently in effect. The transaction is described below under "Introduction."

         The Board of each Fund recommends that shareholders vote FOR the Proposal. The vote required to approve the Proposal is described below under "Additional Information."

         In the descriptions of the Proposal below, for simplicity, actions are described as being taken by a Fund that is a series of a Trust, although all actions are actually taken by the respective Trust on behalf of the applicable Fund.

         Each Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Fund and a copy of any more recent semi-annual report, without charge, by calling [ ] or writing the Fund, c/o Zurich Scudder Investments, Inc., at the address for the relevant Fund shown at the beginning of this Proxy Statement.

                            Proposal: Approval of New
                         Investment Management Agreement

Introduction

         Scudder acts as the investment manager to each Fund pursuant to an investment management agreement entered into by each Fund and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001) including approximately $53 billion in open-end mutual fund assets managed in the United States.

         Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the
"1940 Act"), of each Fund's Current Investment Management Agreement with Scudder. As required by the 1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Fund and Scudder is being proposed for approval by shareholders of each Fund. The form of each New Investment Management Agreement is attached hereto as Exhibit
A. The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except for the addition of certain language that may provide more flexibility in integrating Scudder with the Deutsche Bank organization and managing the Funds going forward, as discussed below under "Differences Between the Current and New Investment Management Agreements." The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

         In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

         The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Trusts by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

          On February 4, 2002, the Board of each Trust, including each Trustee who is not an "interested person" (an "Interested Person") of the Investment Manager, Deutsche Bank or of the Trust within the meaning of the 1940 Act (each is referred to as a "Non-interested Trustee"), voted unanimously to approve the New Investment Management Agreements and to recommend their approval to shareholders.

         For information about the Boards' deliberations and the reasons for their recommendation, please see "Board Considerations" below.

          The Board of each Trust unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for each Fund.

Information Concerning the Transaction and Deutsche Bank

Description of the Transaction

         On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, Scudder will change its name and it will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

         The Transaction will take place in three steps:

          o First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

          o Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

          o Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

         In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Investment Manager."

         As discussed in the "Introduction" above, under the 1940 Act, the Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Fund's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Fund would make such arrangements for the management of that Fund's investments as it deems appropriate and in the best interests of that Fund and its shareholders.

         The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Funds, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct in all material respects; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close on or about April [ ], 2002.

         Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," above.

         Appendix 2 provides information regarding Scudder's current business, including its stockholders, directors and officers.

Deutsche Bank

          Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to [ ] U.S. mutual funds, which in the aggregate have $[ ] in assets.

          Deutsche Asset Management is comprised of several entities that are separately incorporated and registered as investment advisers. As proposed, Scudder will for the immediate future remain a separate entity within the Deutsche Asset Management group. Deutsche Bank intends to utilize a dual employee structure to integrate Scudder into Deutsche Asset Management. Deutsche Bank has guaranteed the obligations of each of its subsidiaries that have a contractual relationship with the Funds which, following the Transaction, will include Scudder.

         As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that point, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will be Chairman of Deutsche Asset Management, will join the existing Deutsche Asset Management Global Executive Committee and will become a member of the PCAM Americas Region leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

        Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

         On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving its majority owned subsidiary, Scudder. Over the course of the following months, the Non-interested Trustees met numerous times by themselves, with their legal counsel and with senior Scudder and Zurich Financial personnel to discuss Scudder's organizational structure, expectations with respect to potential transactions and the potential benefits and risks to the Funds and other funds managed by Scudder and their shareholders from a strategic transaction. The Non-interested Trustees identified a list of basic principles, which they believed should serve as the foundation for their review of the organizational, operational and strategic issues involved with any potential change in control of Scudder. These basic principles were communicated to Scudder and were intended to be shared with any potential strategic partner.

         On September 23, 2001, Zurich Financial and Deutsche Bank entered into a "heads of agreement" whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's UK operations) from Zurich Financial. At a meeting on September 24, 2001, the Trustees met with senior Scudder and Deutsche Bank personnel to discuss the proposed acquisition of Scudder by Deutsche Bank, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank and Scudder's views on the proposed acquisition.

         As part of their due diligence, the Non-interested Trustees separately discussed items they wanted to raise with Deutsche Bank and Scudder in connection with the proposed transaction and directed their counsel to create lists of issues for discussion, which were provided to Scudder and Deutsche Bank. In addition, the Non-interested Trustees engaged various consultants to help them evaluate the proposed transaction.

          On October 9, 2001, the Non-interested Trustees met with the chief executive officer of Deutsche Asset Management to discuss the proposed acquisition of Scudder, Deutsche Bank's strategic views of the mutual fund business and Deutsche Bank's proposed strategy for managing the Funds and other Funds managed by Scudder.

          On December 3, 2001, Zurich Financial and Deutsche Bank signed a definitive agreement finalizing Deutsche Bank's agreement to acquire Scudder in accordance with the "heads of agreement." Thereafter, on many occasions, the Non-interested Trustees were given extensive information about the Transaction, and Scudder and Deutsche Bank responded to numerous issues and questions raised by the Non-interested Trustees. The Non-interested Trustees met many times between December 3, 2001 and February 4, 2002 with legal counsel to discuss the Transaction and Deutsche Bank's and Scudder's responses to their issues lists and questions. They carefully reviewed the materials presented by Deutsche Bank and Scudder and met with many senior Deutsche Bank and Scudder personnel, including a meeting on January 14, 2002 with certain members of the Group Executive Committee of Deutsche Bank.

          Throughout the process, the Non-interested Trustees had the assistance of legal counsel, who advised them on, among other things, their duties and obligations. As a result of their review and consideration of the Transaction and the proposed New Investment Management Agreements, at a meeting on February 4, 2002, the Board of each Trust voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders of each Fund for their approval.

          In connection with its review, each Board obtained substantial information regarding: the management, financial position and business of Deutsche Bank; the history of Deutsche Bank's business and operations; the investment performance of the investment companies advised by Deutsche Asset Management; the proposed structure, operations and investment processes of the combined investment management organization after the Transaction; and the future plans of Deutsche Bank and Scudder with respect to Scudder's affiliated entities and the Funds. Each Board also received information regarding the terms of the Transaction, anticipated management of the combined organization, the resources that Deutsche Bank intends to bring to the combined organization and the process being followed by Deutsche Bank and Scudder to integrate their organizations. Each Board also reviewed current and pro forma staffing and financial information for the combined organization, along with Deutsche Bank's plans to reduce its expenses through reduction of organizational redundancies and the achievement of synergies and efficiencies. Deutsche Bank represented that although it expects to achieve significant savings over the combined stand-alone expense bases for the Deutsche Asset Management and Scudder organizations, it will be able to spend more than Scudder spent independently, and that Deutsche Bank's expense savings could be achieved without adversely affecting the Funds.

         In responding to the Non-interested Trustees' inquiries, Deutsche Bank identified as one of its main goals the maximization of value for the Funds' shareholders and for the shareholders of other funds managed by Scudder through its efforts to deliver superior investment performance, distinctive shareholder service experiences and competitive expense ratios.

          Deutsche Bank identified as one of the key focuses of the Transaction the creation of a single disciplined, globally integrated investment management organization combining the strengths of the various investment advisory entities that comprise Deutsche Asset Management and Scudder. The Non-interested Trustees met with the chief global investment officer of the proposed combined organization, who articulated Deutsche Bank's plan to create a global research-centric investment management organization. He informed the Trustees that Deutsche Bank intended to streamline and upgrade the combined organization's portfolio management teams, while providing them with improved portfolio analytics and tools, and implementing close management oversight. He said that all investment personnel for the combined organization, with some exceptions for specialized fixed-income and international equity products, will be located in New York.

         Each Board considered that Deutsche Bank proposed a new chief global investment officer and other significant personnel changes for Scudder. Each Board also considered that, for a number of Funds managed by Scudder, Deutsche Bank intended to change the Fund's portfolio managers after consummation of the Transaction. See Appendix 3 for a list of proposed portfolio manager changes affecting the Funds. Each Board considered the experience and track records of identified senior investment personnel that would be part of the combined investment management organization. Each Board also considered the proposed structure of the combined trading platform, including the use of brokerage commissions to generate "soft dollars" to pay for research-related services and proposed policies, procedures and practices with respect to trading with Deutsche Bank and its affiliates.

         Each Board considered Deutsche Bank's plans for distribution and marketing, shareholder servicing, and investment operations, accounting and administration. Each Board noted that Deutsche Bank represented that it expected the management teams and personnel currently providing these services to the Funds, and the systems currently used by them to support these functions, to remain largely in place.

         In connection with its deliberations, each Board obtained certain assurances from Deutsche Bank, including the following:

         o        Deutsche Bank has provided each Board with such information as
                  is  reasonably   necessary  to  evaluate  the  New  Investment
                  Management Agreements.

         o Deutsche Bank's acquisition of Scudder enhances its core focus of expanding its global asset management business. With that focus, Deutsche Bank will devote to Scudder and its affairs the attention and resources designed to provide for each Fund top quality investment management, shareholder, administrative and product distribution services.

         o The Transaction is not expected to result in any adverse change in the investment management or operations of the Funds; and Deutsche Bank does not anticipate making any material change in the manner in which investment advisory services or other services are rendered to each Fund which has the potential to have a material adverse effect upon any Fund.

         o Deutsche Bank is committed to the continuance, without interruption, of services to the Funds of at least the type and quality currently provided by Scudder and its affiliates, or superior thereto.

         o In order to retain and attract key personnel, Deutsche Bank intends to maintain overall compensation and performance incentive policies and practices at market levels or better.

         o Deutsche Bank intends to maintain the distinct brand quality of the funds managed by Scudder and is committed to strengthening and enhancing the brand and the intermediary distribution channels.

         o Deutsche Bank will promptly advise each Board of decisions materially affecting the Deutsche Bank organization as they relate to the Funds. Deutsche Bank has represented to each Board that neither this, nor any of the other above commitments, will be altered by Deutsche Bank without the Board's prior consideration.

          Deutsche Bank and Zurich Financial each assured each Board that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be Interested Persons of such investment adviser. The composition of the Board of each Fund is in compliance with this provision of Section 15(f). Upon consummation of the Transaction, it is expected that Linda C. Coughlin, currently an Interested Trustee of each Board, will resign from each Board and that a senior executive of Deutsche Bank will be appointed by the Board of each Fund to fill the vacancy created by Ms. Coughlin's resignation. In addition, after careful review and consideration by the Non-interested Trustees of each Board determined that it would be in the best interests of the Fund to add to the Board an individual who currently acts as a non-interested board member of certain funds managed by Deutsche Asset Management. Deutsche Bank believes, and the Board members of each Fund agreed, that these changes in the Board composition will facilitate the integration of Scudder into Deutsche Asset Management by providing perspective and insight relating to experience working with the Deutsche Bank organization. The Nominating and Governance Committee intends to consider a number of candidates and, as a result, the Non-interested Trustees expect to appoint an additional Board member from those candidates who currently act as non-interested board members of Funds managed by Deutsche Asset Management. If reconstituted as proposed, the Board of each Fund will continue to be in compliance with Section 15(f).

         To meet the second condition of Section 15(f), an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

         Deutsche Bank and Zurich Financial are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on any Fund as a result of the Transaction. Deutsche Bank and Zurich Financial have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Fund in connection with the Transaction. In furtherance thereof, Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the Meetings of, the Funds' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Funds and the Non-interested Trustees. In addition, because it is possible that the Board of each Fund may hold a series of special Board meetings following the closing of the Transaction in order to facilitate the integration of the management of the Funds into Deutsche Asset Management, Scudder has undertaken to waive or reimburse each Fund a portion of its management fee payable during the first year following the closing of the Transaction to ensure that the expenses associated with such meetings would not be borne by the Funds. Furthermore, Deutsche Bank has agreed to indemnify each Fund and the Non-interested Trustees for and against any liability and expenses based upon any misstatements and omissions by Deutsche Bank to the
Non-interested   Trustees  in  connection  with  their   consideration   of  the
Transaction.

         Each Board noted that, in previously approving the continuation of the Current Investment Management Agreements, the Board had considered numerous factors, including the nature and quality of services provided by Scudder; investment performance, both of the Funds themselves and relative to appropriate peer groups and one or a combination of market indices; investment management fees, expense ratios and asset sizes of the Funds and relative peer groups; Scudder's profitability from managing the Funds; fall-out benefits to Scudder from its relationship to the Funds, including revenues derived from services provided to the Funds by affiliates of Scudder; and the potential benefits to Scudder, the Funds and their shareholders of receiving research services from broker/dealer firms in connection with the allocation of portfolio transactions to such firms.

          In addition, in considering whether to approve the New Investment Management Agreement for each Fund (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Fund except as described below under "Differences Between the Current and New Investment Management Agreements"), each Board considered the potential benefit to the Funds of providing the Investment Manager more flexibility in structuring portfolio management services for each Fund. Each Board recognized that it may be beneficial to the Funds to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Funds would require the prior approval of a majority of the members of a Fund's Board, including a majority of the Non-interested Trustees; and (ii) the management expenses incurred by the Funds would not be affected by any action taken to delegate services to other Deutsche Bank entities in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Funds. Scudder will retain full responsibility for the actions of any such sub-advisers.

          As a result of their review and consideration of the Transaction and the New Investment Management Agreements, at a meeting on February 4, 2002, the Board of each Fund, including the Non-interested Trustees of each Fund, voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders for their approval.

Transfer Agent, Shareholder Service Agent and Principal Underwriter

         [Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value for each Fund. Scudder Investments Service Company ("SISC"), an affiliate of Scudder, serves as the transfer agent and dividend-paying agent for Class A, B, C and I shares of each Fund (to the extent a Fund offers such shares), and the sub-transfer agent for Class S shares of each Fund (to the extent a Fund offers such shares). State Street Bank and Trust Company ("SSB") is the transfer and dividend-paying agent for each Fund. Pursuant to a services agreement with SSB, SISC serves as "Shareholder Service Agent" of each Fund and, as such, performs all of SSB's duties as transfer and dividend paying agent. Scudder Services Corp. ("SSC"), an affiliate of Scudder, serves as the transfer agent for each Fund. Scudder Distributors, Inc. ("SDI"), 222 South Riverside Plaza, Chicago, Illinois 60606-5808, a subsidiary of Scudder, provides information and administrative services for each Fund. SDI is also the principal underwriter and distributor of each Fund's shares and acts as agent of each Fund in the sale of its shares. For shares of each Fund other than those in Investors Cash Trust, SDI receives a Rule 12b-1 distribution fee of 0.60% for each of the Money Market Portfolio and Government Securities Portfolio of Cash Account Trust; 0.50% for the Tax-Exempt Portfolio of Cash Account Trust and for each Fund in Investors Municipal Cash Fund; 0.38% for each of the Money Market Portfolio and Government Securities Portfolio of Cash Equivalent Fund; and 0.33% for each of the Tax-Exempt Portfolio of Cash Equivalent Trust and the Tax-Exempt California Money Market Fund of the average daily net assets of each such Fund. Scudder Investor Services, Inc. ("SISI"), Two International Place, Boston, Massachusetts 02110-4103, an affiliate of Scudder, is the principal underwriter and distributor of each Fund's shares. Appendix 4 sets forth for each Fund the fees paid to SFAC, SISC, SSC, SDI and SISI during the last fiscal year of each Fund.

          SFAC, SISC, SSB and SSC and will continue to provide fund accounting, transfer agency, and administrative services to the Funds, as described above, under the current arrangements if the New Investment Management Agreements are approved. In addition, in light of the fact that the agreements with SDI and SISI will, by their terms, terminate upon the closing of the Transaction, at a meeting on February 4, 2002, the Boards have unanimously approved the continuation of these agreements following the closing of the Transaction. As such, SDI and SISI will continue to provide administrative, underwriting and distribution services under the current arrangements if the New Investment Management Agreements are approved. All expenses related to the provision of these services, with the exception of the Rule 12b-1 distribution fee and shareholder services fee paid by the Funds to SDI as described above, is provided to the Funds in exchange for a unitary administrative fee, as described below.

         Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to any of the Funds. (See Appendix 5 for information regarding the management fee rate, net assets and aggregate management fee paid for each Fund.)

Brokerage Commissions on Portfolio Transactions

          Scudder places orders for portfolio transactions on behalf of the Funds with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Fund. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for a Fund, Scudder may consider sales of shares of the Funds and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, it is expected that Scudder's trading system and related brokerage policies will be conformed to those of Deutsche Bank. [Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements will materially differ than those of Scudder in the past.]

Description of the Current Investment Management Agreements

         General. Under each Current Investment Management Agreement, Scudder provides each Fund with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of each Fund's assets shall be held uninvested, subject to each Trust's Declaration of Trust, By-Laws, the investment objectives, policies and restrictions set forth in each Fund's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Trustees may determine.

         Investment Manager's Responsibilities. Each Current Investment Management Agreement states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in each Fund's registration statement, pay each Fund's office rent, render significant administrative services on behalf of each Fund (not otherwise provided by third parties) necessary for each Fund's operating as an open-end investment company including, but not limited to, preparing reports to and meeting materials for each Trust's Board and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to each Fund (such as each Fund's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by each Fund's transfer agent; assisting in the preparation and filing of each Fund's federal, state and local tax returns; preparing and filing each Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of each Fund under applicable federal and state securities laws; maintaining or causing to be maintained for each Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Fund's custodian or other agents of each Fund; assisting in establishing accounting policies of each Fund; assisting in the resolution of accounting issues that may arise with respect to each Fund's operations and consulting with each Fund's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Fund's operating expense budgets; reviewing each Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting each Fund in determining the amount of dividends and distributions available to be paid by each Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting each Trust, as it may reasonably request, in the conduct of each applicable Fund's business, subject to the direction and control of each Trust's Board.

         Fund Expenses. Under each Current Investment Management Agreement, each Fund is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of each Fund; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of each Fund's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Non-interested Trustees; the cost of printing and distributing reports, notices and dividends to current shareholders; the fees and expenses of each Funds' accounting agent for which each of the Funds is responsible pursuant to the applicable Fund Accounting Services Agreement; and the fees and expenses of each Fund's custodians, subcustodians, dividend disbursing agents and registrars.(1) Each Fund may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of that Fund. Each Fund is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Trustees of each Trust with respect thereto. Each Fund is also responsible for the maintenance of books and records which are required to be maintained by each Fund's custodian or other agents of each Trust; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by each Fund in connection with membership in investment company trade organizations; expenses of printing and mailing prospectuses and statements of additional information of each Fund and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of each Fund's portfolio securities; and other expenses.

(1) Certain expenses of most Funds are currently being borne by Scudder pursuant to an administrative services agreement between Scudder and those Funds. In turn, those Funds pay an annual administrative services fee to Scudder, as described in Appendix 6.


          Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Trustees, officers and executive employees of each Trust (including each Fund's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to each Fund, the services of such Trustees, officers and employees as may be duly elected officers of each Trust, subject to their individual consent to serve and to any limitations imposed by law. Each Fund is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Fund business) of Trustees, officers and employees not affiliated with the Investment Manager. Under each Current Investment Management Agreement, the Investment Manager also pays each Fund's share of payroll taxes, as well as expenses, such as travel expenses (or an appropriate portion thereof), of Trustees and officers of each Trust who are directors, officers or employees of the Investment Manager. During each Fund's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by a Trust to any of its officers or Trustees who were affiliated with the Investment Manager.

         Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under each Current Investment Management Agreement, each Fund pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for each Fund is set forth in Appendix 5.

         Liability of the Investment Manager. Each Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

         Termination of the Agreement. Each Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. Each Fund may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board. In addition, each Current
Investment Management Agreement may also be terminated at any time without penalty by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board if a court establishes that the Investment Manager or any of its officers or directors has taken any action resulting in a breach of the Investment Manager's covenants under the Investment Management Agreement. As stated above, each Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Current Agreements

         The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the Trustees and the shareholders of each Fund and the date to which each Current Investment Management Agreement was last continued is included in Appendix 7.

The New Investment Management Agreements

          The New Investment Management Agreement for each Fund will be dated as of the date of the consummation of the Transaction, which is expected to occur in the first half of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Fund, or by the Board and, in either event, the vote of a majority of the Non-interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of a Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of such Trust will take such action, if any, as it deems to be in the best interests of the Fund and its shareholders, including (without limitation) re-submitting this Proposal for shareholder approval or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Fund in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Non-interested Trustees.

Differences Between the Current and New Investment Management Agreements

         The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that each New Investment Management Agreement would authorize the Investment Manager to delegate certain portfolio management services with respect to all or a portion of the assets of the Fund to any advisory entity that the Investment Manager controls, is controlled by, or is under common control with, to the extent permissible by law, and to establish the fees to be paid for such services, provided that the Investment Manager obtains the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Non-interested Trustees. Shareholders of a Fund affected by any such delegation would receive prompt notice of this change following approval by the Board. The management fee rate paid by the Fund would not change as a result of any such delegation; all fees paid to the sub-adviser would be paid by the Investment Manager.

         The investment management fee rates paid by the Funds under the New Investment Management Agreements are the same as those currently in effect. Appendix 5 lists the investment management fee rate paid by each Fund under the New Investment Management Agreement.

      The Trustees of each Trust unanimously recommend that shareholders of each Fund vote FOR the approval of a New Investment Management
                            Agreement for that Fund.

                             Additional Information

General

          The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of each Trust, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

         Any shareholder of a Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the applicable Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement) or in person at a Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Fund. All properly executed proxies received in time for the Meetings will be voted as specified in the proxy or, if no specification is made, in favor of the Proposal referred to in the Proxy Statement.

         The presence at a Meeting, in person or by proxy, of the holders of at least 30%, with respect to each Fund, of the shares entitled to be cast of such Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Fund's shares present in person or by proxy at a Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal. For purposes of determining the presence of a quorum for transacting business at a Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

         Approval of the Proposal, with respect to each Fund, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Fund present at a Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

         Abstentions will have the effect of a "no" vote on the Proposal. Broker non-votes will have the effect of a "no" vote for the Proposal if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute "yes" or "no" votes for the Proposal and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Fund present at a Meeting. Broker non-votes are not likely to be relevant to the Meetings because the Funds have been advised by the New York Stock Exchange ("NYSE") that the Proposal to be voted upon by the shareholders involves matters that the NYSE considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Shareholders of each Fund will vote separately with respect to the Proposal.

         If shareholder approval is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Fund, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

          o    a maximum term of 150 days;

          o a provision that the Board or holders of a majority of your Fund's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

          o a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

         If any Fund relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned and the Board of the affected Trust will consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

         Holders of record of the shares of each Fund at the close of business on February 8, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of a Meeting. The table provided in Appendix 8 hereto sets forth the number of shares outstanding for each Fund as of [ ], 2002.

         To the best of each Trust's knowledge, as of [ ], 2001, no person owned beneficially more than 5% of any Fund's outstanding shares, except as stated in Appendix 9.

         Appendix 10 lists the amount of shares and of each Fund owned directly or beneficially by the Trustees of the relevant Board.

         Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies, at an estimated cost of $[ ] per Fund, plus expenses. As the Meeting date approaches, certain shareholders of each Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

         In all cases where a telephonic proxy is solicited, the Georgeson representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Georgeson representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Georgeson, then the Georgeson representative has the responsibility to explain the process, read the Proposal listed on the proxy card and ask for the shareholder's instructions on the Proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Georgeson immediately if his or her instructions are not correctly reflected in the confirmation.

         Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on the Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

         If a shareholder wishes to participate in a Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll-free at (866) 515-0335. Any proxy given by a shareholder is revocable until voted at a Meeting.

Shareholder Proposals for Subsequent Meetings

         Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meetings, if any, should send their written proposals to the Secretary of the applicable Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meetings

         The Boards are not aware of any matters that will be presented for action at the Meetings other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of each Trust and/or Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Boards,


John Millette
Secretary

                        INDEX OF EXHIBITS AND APPENDICES


EXHIBIT A:               FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

EXHIBIT B:               MANAGEMENT  FEE RATES FOR FUNDS ADVISED BY SCUDDER WITH
                         SIMILAR INVESTMENT OBJECTIVES

APPENDIX 1:              TRUSTS AND SERIES

APPENDIX 2:              INFORMATION REGARDING SCUDDER

APPENDIX 3:              PROPOSED PORTFOLIO MANAGER CHANGES

APPENDIX 4:              FEES PAID TO SFAC, SISC, SSC, SDI AND SISI

APPENDIX 5:              FUND  MANAGEMENT  FEE RATES,  NET ASSETS AND  AGGREGATE
                         MANAGEMENT FEES

APPENDIX 6:              ADMINISTRATIVE SERVICES FEES

APPENDIX 7:              DATES   RELATING  TO  CURRENT   INVESTMENT   MANAGEMENT
                         AGREEMENTS

APPENDIX 8:              FUND SHARES OUTSTANDING

APPENDIX 9:              BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

APPENDIX 10:             FUND SHARES OWNED BY TRUSTEES AND EXECUTIVE OFFICERS

APPENDIX 11:             OFFICERS

                                    Exhibit A

                                     Form of

                       New Investment Management Agreement

[Underscored items in brackets apply to the New Investment Management Agreements applicable to all Funds of CAT, all Funds of ICT, all Funds of IMCF, all Funds of ZMF, CEF-MMP and CEF-GSP.]

           [Bold and underscored  items in brackets apply to TECMF,  CEF-TEP and all Funds of ZYMF only.]

                                 [Name of Fund]
                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                                                                    [Date], 2002

Zurich Scudder Investments, Inc.
[Address]

                         Investment Management Agreement
                            [Name of Series, if any]

Ladies and Gentlemen:

     [Name of Trust] (the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. Pursuant to the Trust's Declaration of Trust, as amended from time-to-time (the "Declaration"), the Board of Trustees is authorized to issue the Trust's shares of beneficial interest (the "Shares"), in separate series, or funds. The Board of Trustees has authorized [Name of Fund[s]] [(each a "Fund" and collectively, the "Funds")] [(the "Fund")]. Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees.

     The Trust, on behalf of the Fund[s], has selected you to act as the investment manager of the Fund[s] and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. [In the event the Trust establishes one or more additional series with respect to which it desires to retain you to render the services described hereunder, it shall notify you in writing. If you are willing to render such services, you shall notify the Trust in writing, whereupon such series shall become a fund hereunder.] Accordingly, the Trust on behalf of the Fund agrees with you as follows:

     1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of [each] [the] Fund in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to the Fund included in the Trust's
Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust and the Fund:

     (a)  The Declaration, as amended to date.

     (b)  By-Laws of the Trust as in effect on the date hereof (the "By-Laws").

     (c) Resolutions of the Trustees of the Trust and the shareholders of [each] [the] Fund selecting you as investment manager and approving the form of this Agreement.

     (d) Establishment and Designation of Series of Shares of Beneficial Interest relating to the Fund[s], as - applicable.

     The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

     2. Portfolio Management Services. As manager of the assets of the Fund, you shall provide continuing investment management of the assets of the Fund in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Fund[s] shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Fund[s] in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Trust. You shall also make available to the Trust promptly upon request all of the Fund[s']['s] investment records and ledgers as are necessary to assist the Trust in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

     You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by [each] [the] Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of [each] [the] Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

     You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of [each] [the] Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

     3. Delegation of Portfolio Management Services. Subject to the prior approval of the members of [each] [the] Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, certain of your duties enumerated in section 2 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

     Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund[s] that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of the members of the Fund[s'] ['s] Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

     4. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Fund[s] such office space and facilities in the United States as the Fund[s] may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services on behalf of the Fund[s] necessary for operating as an open end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Fund[s'] ['s] transfer agent; assisting in the preparation and filing of [each] [the] Fund[s'] ['s] federal, state and local tax returns; preparing and filing [each] [the] Fund[s'] ['s] federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters;
monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of [each][the] Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund[s] all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund[s']['s] custodian or other agents of the Fund[s]; assisting in establishing the accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund[s']['s] operations and consulting with the Fund's independent accountants, legal counsel and the Fund[s']['s] other agents as necessary in connection therewith; establishing and monitoring [each][the] Fund[s']['s] operating expense budgets; reviewing [each][the] Fund[s'][s'] bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund[s] in determining the amount of dividends and distributions available to be paid by [each][the] Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of the Fund[s']['s] business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund[s] or any other person not a party to this Agreement which is obligated to provide services to the Fund[s].

     5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including [each] [the] Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund[s], the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 4 hereof.

     You shall not be required to pay any expenses of the Fund[s] other than those specifically allocated to you in this section 5. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Fund[s']['s] Trustees and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of [each] [the] Fund: organization expenses of [each] [the] Fund (including out of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Fund[s']['s] custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund[s] in connection with membership in investment company trade organizations; fees and expenses of the Fund[s']['s] accounting agent for which the Trust is responsible pursuant to the terms of the Fund Accounting Services Agreement, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by [each] [the] Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of [each] [the] Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of [each] [the] Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund[s]; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of [each] [the] Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; and costs of shareholders' and other meetings.

     You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of [a] [the] Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of the Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.

          6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 2, 4, and 5 hereof, the Trust on behalf of the Fund[s] shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of (a) [see Appendix 5 to this Proxy Statement for the investment management fee rate for each Fund] of the [combined] average daily net assets as defined below of the Fund[s] for such month; over (b) [for all Funds of CEF and ZMF only: the greater of (i) the amount by which the Funds'/Fund's expenses exceed [see Appendix 5 to this Proxy Statement for the investment management fee rate for each Fund] or (ii)] any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee then accrued on the books of the Fund[s] and unpaid.

     The "average daily net assets" of the [a] [the] Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If [a] [the] Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

     [For all Funds of CEF and ZMF only: You agree that your gross compensation for any fiscal year shall not be greater than an amount which, when added to other expenses of the Fund[s], shall cause the aggregate expenses of the Fund[s] to exceed on an annual basis __. Except to the extent that such amount has been reflected in reduced payments to you, you shall refund to the Fund[s] the amount of any payment received in excess of the limitation pursuant to this section 6 as promptly as practicable after the end of such fiscal year, provided that you shall not be required to pay the Fund[s] an amount greater than the fee paid to you in respect of such year pursuant to this Agreement. As used in this section 6, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year.]

     You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund[s']['s] expenses, as if such waiver or limitation were fully set forth herein.

     7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund[s], neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for [each] [the] Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     Your services to the Fund[s] pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust. Whenever the Fund and one or more other accounts or investment companies advised by you have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund[s] recognize[s] that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund[s].

     8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, the Fund[s] or [their][its] shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder.

     9. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 2002, and continue in force from year to year thereafter [with respect to each Fund], but only so long as such continuance is specifically approved [for each Fund] at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of [such][the] the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

     This Agreement may be terminated with respect to Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of [such][the] Fund or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.

     This Agreement may be terminated with respect to [a] [the] Fund at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of [such][the] Fund in the event that it shall have been established by a court of competent jurisdiction that you or any of your officers or directors has taken any action which results in a breach of your covenants set forth herein.

     10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

     11. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Name of Trust" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable.

     You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of [each] [the] the Fund pursuant to this Agreement shall be limited in all cases to [each] [the] Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of [each] [the] Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

     12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause [a][the] Fund to fail to comply with the requirements of Subchapter M of the Code.

     This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust on behalf of the Fund[s].

     If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                 Yours very truly,


                                 [Name of Trust], on behalf of
                                 [Name of Fund]

                                 By:_____________________________________
                                     Vice President

      The foregoing Agreement is hereby accepted as of the date hereof.

                                 [ZURICH SCUDDER INVESTMENTS, INC.]

                                 By:_____________________________________
                                    President

                                    Exhibit B
                Management Fee Rates For Funds Advised by Scudder
                       with Similar Investment Objectives


                    Fund                        Objective                           Fee Rate+                   Net Assets
                    ----                        ---------                           --------                    ----------

Money Market Funds
Government Securities Portfolio               Maximum current income            0.220% to $500 million          $1,833,917,431
(Cash Account Trust)                          consistent with                   0.200% next $500 million
                                              stability of capital.             0.175% next $1 billion
                                                                                0.160% next $1 billion
                                                                                0.150% over $3 billion(1)

Government Securities Portfolio               Maximum current income            0.220% to $500 million          $498,040,269
(Cash Equivalent Fund)                        consistent with                   0.200% next $500 million
                                              stability of capital.             0.175% next $1 billion
                                                                                0.160% next $1 billion
                                                                                0.150% over $3 billion(4)

Government Securities Portfolio               Maximum current income            0.150% of net assets(5)         $487,810,268
(Investors Cash Trust)                        consistent with
                                              stability of capital.

Money Market Portfolio                        Maximum current income            0.220% to $500 million          $10,258,067,219
(Cash Account Trust)                          consistent with                   0.200% next $500 million
                                              stability of capital.             0.175% next $1 billion
                                                                                0.160% next $1 billion
                                                                                0.150% over $3 billion(1)

Money Market Portfolio                        Maximum current income            0.220% to $500 million          $913,521,410
(Cash Equivalent Fund)                        consistent with                   0.200% next $500 million
                                              stability of capital.             0.175% next $1 billion
                                                                                0.160% next $1 billion
                                                                                0.150% over $3 billion(4)

Scudder Cash Reserves Fund                    Maximum current income            0.400% to $250 million          $594,927,445
                                              to the extent consistent          0.380% next $750 million
                                              with stability of principal.      0.350% next $1.5 billion
                                                                                0.320% next $2.5 billion
                                                                                0.300% next $2.5 billion
                                                                                0.280% next $2.5 billion
                                                                                0.260% next $2.5 billion
                                                                                0.250% over $12.5 billion

Scudder Cash Investment Trust                 To maintain stability             0.500% to $250 million          $1,338,276,105
                                              of capital, and consistent        0.450% next $250 million
                                              with that, to maintain liquidity  0.400% next $500 million of capital and to provide current 0.350% next $500 million
                                              income.                           0.335% next $500 million
                                                                                0.320% over $2 billion++

Scudder Money Market Series                   High level of current income      0.250% of net assets++          $9,294,897,783
                                              as is consistent with liquidity,
                                              preservation of capital and the
                                              fund's investment policies.

Scudder U.S. Treasury Money Fund              Current income consistent with    0.400% to $500 million          $383,802,179
                                              safety, liquidity,  and stability 0.385% next $500 million
                                              of capital.                       0.370% over $ 1 billion++

Treasury Portfolio                            Maximum current income consistent 0.150% of net assets(5)         $88,490,940
(Investors Cash Trust)                        with stability of capital.

Zurich Government Money Fund                  Maximum current income to the     0.500% to $215 million          $751,421,981
                                              extent consistent with stability  0.375% next $335 million
                                              of principal.                     0.300% next $250 million
                                                                                0.250% over $800 million(6)

Zurich Money Market Fund                      Maximum current income to the     0.500% to $215 million          $5,786,712,431
                                              extent consistent with stability  0.375% next $335 million
                                              of principal.                     0.300% next $250 million
                                                                                0.250% over $800 million(6)

Zurich Tax-Free Money Fund                    Maximum current income that       0.500% to $215 million          $745,352,528
                                              is exempt from federal income     0.375% next $335 million
                                              taxes to the extent consistent    0.300% next $250 million
                                              with stability of principal.      0.250% over $800 million(6)

Zurich YieldWise Government Money Fund        Maximum current income to the     0.500% to $215 million          $387,549,405
                                              extent consistent  with stability 0.375% next $335 million
                                              of principal.                     0.300% next $250 million
                                                                                0.250% over $800 million++

Zurich YieldWise Money Fund                   Maximum current income to the     0.500% to $215 million          $978,162,130
                                              extent consistent with stability  0.375% next $335 million
                                              of principal.                     0.300% next $250 million
                                                                                0.250% over $800 million++

Zurich YieldWise Municipal Money Fund         Maximum current income that       0.500% to $215 million          $440,593,257
                                              is exempt from regular federal    0.375% next $335 million
                                              income taxes to the extent        0.300% next $250 million
                                              consistent with stability of      0.250% over $800 million++
                                              principal.

Tax-Free Money Market Funds

Investors Florida Municipal Cash Fund         Maximum current income that       0.220% to $500 million          $56,982,158
                                              is exempt from regular federal    0.200% next $500 million
                                              income taxes to the extent        0.175% next $1 billion
                                              consistent with stability of      0.160% next $1 billion
                                              principal.                        0.150% over $3 billion++(3)

Investors Michigan Municipal Cash Fund        Maximum current income, that      0.220% to $500 million          $29,349,803
                                              is exempt from  federal and       0.200% next $500 million
                                              Michigan income taxes, to the     0.175% next $1 billion
                                              extent consistent with stability  0.160% next $1 billion
                                              of capital.                       0.150% over $3 billion++(3)

Investors New Jersey Municipal Cash Fund      Maximum current income, that      0.220% to $500 million          $77,045,997
                                              is exempt from  federal and       0.200% next $500 million
                                              New Jersey income taxes, to       0.175% next $1 billion
                                              the extent consistent with        0.160% next $1 billion
                                               stability of capital.            0.150% over $3 billion++(3)

Investors Pennsylvania Municipal Cash Fund    Maximum current income, that      0.220% to $500 million          $24,521,124
                                              is exempt from  federal and       0.200% next $500 million
                                              Pennsylvania income taxes, to the 0.175% next $1 billion
                                              extent consistent with stability  0.160% next $1 billion
                                              of capital.                       0.150% over $3 billion++(3)

Scudder Tax-Free Money Fund                   Income exempt from regular        0.500% to $500 million          $345,090,771
                                              federal income tax and            0.480% over $500 million++
                                              stability of principal
                                              through investments in
                                              municipal securities.

Tax-Exempt California Money Market Fund       Maximum current income, that      0.220% to $500 million          $512,542,678
                                              is exempt from  federal and       0.200% next $500 million
                                              State of California income        0.175% next $1 billion
                                              taxes, to the extent consistent   0.160% next $1 billion
                                               with stability of capital.       0.150% over $3 billion

Tax-Exempt New York Money Market Fund         Maximum current income that       0.220% to $500 million          $175,481,067
                                              is exempt from federal, New       0.200% next $500 million
                                              York State and New York City      0.175% next $1 billion
                                              income taxes, to the extent       0.160% next $1 billion
                                              consistent with stability         0.150% over $3 billion++(3)
                                              of capital.

Tax-Exempt Portfolio                          Maximum current income that       0.220% to $500 million          $957,821,674
(Cash Account Trust)                          is exempt from  federal income    0.200% next $500 million
                                              taxes to the extent consistent    0.175% next $1 billion
                                              with stability of capital.        0.160% next $1 billion
                                                                                0.150% over $3 billion(1)

Tax-Exempt Portfolio                          Maximum current income that       0.220% to $500 million          $287,473,181
(Cash Equivalent Fund)                        is exempt from federal income     0.200% next $500 million
                                              taxes to the extent consistent    0.175% next $1 billion
                                              with stability of capital.        0.160% next $1 billion
                                                                                0.150% over $3 billion(4)

Insurance/Annuity Products

Money Market Portfolio                        Maintain stability of capital     0.370% of net assets            $138,900,006
                                              and, consistent therewith, to
                                              maintain the liquidity of capital




* Unless otherwise noted, the information provided below is shown as of the end of each Fund's most recent fiscal year.

+ Unless otherwise noted, the investment management fee rates provided below are based on the average daily net assets of a Fund.

++       Subject to waiver and/or expense limitations.

(1) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Account Trust.

(2)      Based on average weekly net assets.

[(3) Payable in the aggregate for each of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund series of Investors Municipal Cash Fund.]

[(4) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Equivalent Fund.]

[(5) Payable in the aggregate for each of the Government Securities Portfolio and Treasury Portfolio series of Investors Cash Trust.]

(6) Payable in the aggregate for each of the Zurich Government Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money Fund series of Zurich Money Funds.

                                   Appendix 1
                                Trusts and Series

                               Cash Account Trust
                             Money Market Portfolio
                         Government Securities Portfolio
                              Tax-Exempt Portfolio

                              Cash Equivalent Fund
                             Money Market Portfolio
                         Government Securities Portfolio
                              Tax-Exempt Portfolio

                              Investors Cash Trust
                         Government Securities Portfolio
                               Treasury Portfolio

                          Investors Municipal Cash Fund
                      Investors Florida Municipal Cash Fund
                     Investors Michigan Municipal Cash Fund
                    Investors New Jersey Municipal Cash Fund
                      Tax-Exempt New York Money Market Fund
                   Investors Pennsylvania Municipal Cash Fund

                     Tax-Exempt California Money Market Fund

                               Zurich Money Funds
                            Zurich Money Market Fund
                          Zurich Government Money Fund
                           Zurich Tax-Free Money Fund

                             Zurich YieldWise Funds
                           Zurich YieldWise Money Fund
                     Zurich YieldWise Government Money Fund
                      Zurich YieldWise Municipal Money Fund

                                   Appendix 2
                          Information Regarding Scudder

         Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

         As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

         On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

         The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

Directors and Officers of Scudder

          Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Assets LLC.

          Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

          Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer and Secretary, Scudder. Managing Director, Scudder.

          Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

          Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

          Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Lynn S. Birdsong, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Laurence W. Cheng, 54 Thompson Street, New York, New York 10012. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management, LLC.

          Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group, Inc.

          Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chief Financial Officer, Zurich Financial.

         Appendix 11 includes information regarding each officer of each Trust/Corporation who is associated with Scudder.

         Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to become Chairman of Deutsche Asset Management. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

         Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. [In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Kemper Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each Plan, upon consummation of the Transaction, the respective accounts of each participant in the Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.]

         Scudder also informed the Funds that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                   Appendix 3
                       Proposed Portfolio Manager Changes

          Below is a table that shows, as of [February 4], 2002, the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s)



                                                      Lead Portfolio Managers            Lead Portfolio Managers after the
                       Fund                           as of December 31, 2001                    Transaction


     Tax-Exempt California Money Market Fund             Frank J. Rachwalski, Jr.    Deutsche Asset Management Team
     Investors Florida Municipal Cash Fund               Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack
     Investors Michigan Municipal Cash Fund              Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack
     Investors New Jersey Municipal Cash Fund            Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack
     Tax-Exempt New York Money Market Fund               Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack
     Investors  Pennsylvania  Municipal  Cash            Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack
     Fund

     Cash Account Trust
     Money Market Portfolio                              Frank J. Rachwalski, Jr.    Darlene Rasel
     Government Securities Portfolio                     Frank J. Rachwalski, Jr.    Darlene Rasel
     Tax-Exempt Portfolio                                Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack

     Cash Equivalent Fund
     Money Market Portfolio                              Frank J. Rachwalski, Jr.   Darlene Rasel
     Government Securities Portfolio                     Frank J. Rachwalski, Jr.   Darlene Rasel
     Tax-Exempt Portfolio                                Frank J. Rachwalski, Jr.   Steven Boyd, Gary Pollack

     Investors Cash Trust
     Government Securities Portfolio                     Frank J. Rachwalski, Jr.    Darlene Rasel
     Treasury Portfolio                                  Frank J. Rachwalski, Jr.    Darlene Rasel

     Zurich Money Funds
     Zurich Government Money Fund                        Frank J. Rachwalski, Jr.    Darlene Rasel
     Zurich Money Market Fund                            Frank J. Rachwalski, Jr.    Darlene Rasel
     Zurich Tax-Free Money Fund                          Frank J. Rachwalski, Jr.    Darlene Rasel

     Zurich YieldWise Funds
     Zurich YieldWise Money Fund                         Frank J. Rachwalski, Jr.    Darlene Rasel
     Zurich YieldWise Government Money Fund              Frank J. Rachwalski, Jr.    Darlene Rasel
     Zurich YieldWise Municipal Money Fund               Frank J. Rachwalski, Jr.    Steven Boyd, Gary Pollack


                                   Appendix 4
                   Fees paid to SFAC, SISC, SSC, SDI and SISI


                                                                  Aggregate      Aggregate    Aggregate      Aggregate    Aggregate
                                                      Fiscal      Fee            Fee          Fee            Fee          Fee
                      Fund                            Year        to SFAC        to SISC      to SSC         to SDI       to SISI


Cash Account Trust - Money Market Portfolio           4/30/01     $              $             $            $              $
Cash  Account   Trust  -  Government   Securities     4/30/01     $              $             $            $              $
Portfolio
Cash Account Trust - Tax-Exempt Portfolio             4/30/01     $              $             $            $              $
Cash Equivalent Fund - Money Market Portfolio         7/31/01     $              $             $            $              $
Cash  Equivalent  Fund  -  Government  Securities     7/31/01     $              $             $            $              $
Portfolio
Cash Equivalent Fund - Tax-Exempt Portfolio           7/31/01     $              $             $            $              $
Investors  Cash  Trust  -  Government  Securities     3/31/01     $              $             $            $              $
Portfolio
Investors Cash Trust - Treasury Portfolio             3/31/01     $              $             $            $              $
Investors Florida Municipal Cash Fund                 3/31/01     $              $             $            $              $
Investors Michigan Municipal Cash Fund                3/31/01     $              $             $            $              $
Investors New Jersey Municipal Cash Fund              3/31/01     $              $             $            $              $
Tax-Exempt New York Money Market Fund                 3/31/01     $              $             $            $              $
Investors Pennsylvania Municipal Cash Fund            3/31/01     $              $             $            $              $
Tax-Exempt California Money Market Fund               9/30/01     $              $             $            $              $
Zurich Money Market Fund                              7/31/01     $              $             $            $              $
Zurich Government Money Fund                          7/31/01     $              $             $            $              $
Zurich Tax-Free Money Fund                            7/31/01     $              $             $            $              $
Zurich YieldWise Money Fund                           7/31/01     $              $             $            $              $
Zurich YieldWise Government Money Fund                7/31/01     $              $             $            $              $
Zurich YieldWise Municipal Money Fund                 7/31/01     $              $             $            $              $


                                   Appendix 5
                      Fund Management Fee Rates, Net Assets
                          and Aggregate Management Fees


                                                                                                                   Aggregate
                                           Fiscal                                      Management                Management Fee
                  Fund                      Year         Net Assets                    Fee Rate                       Paid


Cash   Account   Trust  -  Money  Market   4/30/01   $10,258,067,219      0.22% to $500 million                ++
Portfolio                                                                 0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Cash   Account    Trust   -   Government   4/30/01   $ 1,833,917,431      0.22% to $500 million                $
Securities Portfolio                                                      0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Cash   Account    Trust   -   Tax-Exempt   4/30/01   $   957,821,674      0.22% to $500 million                $
Portfolio                                                                 0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Cash  Equivalent  Fund  -  Money  Market   7/31/01   $   913,521,410      0.22% to $500 million                $
Portfolio                                                                 0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Cash   Equivalent   Fund  -   Government   7/31/01   $   498,040,269      0.22% to $500 million                $
Securities Portfolio                                                      0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Cash   Equivalent   Fund  -   Tax-Exempt   7/31/01   $   287,473,181      0.22% to $500 million                $
Portfolio                                                                 0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Investors   Cash   Trust  -   Government   3/31/01   $   487,810,268      0.15% of net assets                  $
Securities Portfolio


Investors    Cash   Trust   -   Treasury   3/31/01   $    88,490,940      0.15% of net assets                  $
Portfolio

Investors Florida Municipal Cash Fund      3/31/01   $    56,982,158      0.22% to $500 million                $
                                                                          0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1billion
                                                                          0.15% over $3 billion

Investors Michigan Municipal Cash Fund     3/31/01   $    29,349,803      0.22% to $500 million                $
                                                                          0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Investors New Jersey Municipal Cash        3/31/01   $    77,045,997      0.22% to $500 million                $
                                                                          0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Tax-Exempt New York Money Market Fund      3/31/01   $   175,481,067      0.22% of the first $500 million      $
                                                                          0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Investors  Pennsylvania  Municipal  Cash   3/31/01   $    24,521,124      0.22% to $500 million                $
Fund                                                                      0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Tax-Exempt California Money Market Fund    9/30/01   $   512,542,678      0.22% to $500 million                $
                                                                          0.20% next $500 million
                                                                          0.175% next $1 billion
                                                                          0.16% next $1 billion
                                                                          0.15% over $3 billion

Zurich Money Market Fund                   7/31/01   $ 5,786,712,431      0.50% to $215 million                $
                                                                          0.375% next $335 million
                                                                          0.30% next $250 million
                                                                          0.25% over $800 million

Zurich Government Money Fund               7/31/01   $   751,421,981      0.50% to $215 million                $
                                                                          0.375% next $335 million
                                                                          0.30% next $250 million
                                                                          0.25% over $800 million

Zurich Tax-Free Money Fund                 7/31/01   $   745,352,528      0.50% to $215 million                $
                                                                          0.375% next $335 million
                                                                          0.30% next $250 million
                                                                          0.25% over $800 million

Zurich YieldWise Money Fund                7/31/01   $   978,162,130      0.50% to $215 million                $
                                                                          0.375% next $335 million
                                                                          0.30% next $250 million
                                                                          0.25% over $800 million

Zurich YieldWise Government Money Fund     7/31/01   $   387,549,405      0.50% to $215 million                $
                                                                          0.375% next $335 million
                                                                          0.30% next $250 million
                                                                          0.25% over $800 million

Zurich YieldWise Municipal Money Fund      7/31/01   $   440,593,257      0.50% to $215 million                $
                                                                          0.375% next $335 million
                                                                          0.30% next $250 million
                                                                          0.25% over $800 million

* The management fee rates shown are for each Fund's most recently completed fiscal year, unless otherwise noted.

+ Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Scudder.

[++] [After waiver and/or expense limitations.]

[#] [Under the New Investment Management Agreement between [Deutsche Investment Management, Inc.] and Scudder S&P 500 Stock Fund, the management fee rate will be .]

                                   Appendix 6
                          Administrative Services Fees

         The Funds listed below have entered into an administrative services agreement with Scudder (the "Administration Agreement"), pursuant to which Scudder provides or pays others to provide substantially all of the administrative services required by the Class A, Class B, Class C and Class I shares of the Funds (other than those provided by Scudder under its investment management agreement with those Funds) in exchange for the payment by the Funds of an annual administrative fee (the "Administrative Fee") as listed below.

         The Administration Agreement will remain in effect with respect to the Class A, Class B, Class C and Class I shares for an initial term ending September 30, 2003, subject to earlier termination by the Board of Trustees that oversees the Funds listed below. The Administration Agreement shall continue in effect on an annual basis after September 30, 2003, provided that such continuance is approved at least annually by a majority of the Trustees, including Non-interested Trustees, that oversee the Funds listed below. The fee payable by each Fund listed below to Scudder pursuant to the Administration Agreement is reduced by the amount of any credit received from the Fund's custodian for cash balances.

         Certain expenses of the Funds are not borne by Scudder under the Administration Agreement, such as taxes, brokerage, interest and extraordinary expenses, and the fees and expenses of the Non-interested Trustees (including the fees and expenses of their independent counsel). Each Fund listed below continues to pay the fees required by its investment management agreement with Scudder.






               Fund                      Class A       Class B       Class C      Class I       Class S     Class AARP       Other
               ----                      -------       -------       -------      -------       -------     ----------       -----

Cash Account  Trust - Money Market
Portfolio

Cash  Account  Trust -  Government
Securities Portfolio

Cash Account Trust - Tax-Exempt
Portfolio

Cash  Equivalent  Fund - Money Market
Portfolio

Cash Equivalent Fund - Government
Securities Portfolio

Cash Equivalent -  Tax-Exempt  Portfolio

Investors  Cash  Trust - Government
Securities Portfolio

Investors Cash Trust - Treasury Portfolio

Investors Florida Municipal
Cash Fund

Investors  Michigan Municipal Cash Fund

Investors New Jersey Municipal
Cash

Tax-Exempt New York Money Market Fund

Investors Pennsylvania Municipal Cash
Fund

Tax-Exempt  California  Money  Market
Fund

Zurich Money Market Fund

Zurich Government  Money Fund

Zurich  Tax-Free Money Fund

Zurich  YieldWise  Money Fund


Zurich YieldWise Government Money Fund

Zurich YieldWise Municipal Money Fund




                                   Appendix 7
               Dates Relating to Investment Management Agreements


                                                                       Current                           Termination Date
                                                                     Investment       New Investment    (Unless Continued)
                                               Date of Current       Management         Management      For New Investment
                                                 Investment        Agreement Last       Agreement      Management Agreement
                                                 Management          Approved By       Approved By
                   Fund                           Agreement         Shareholders         Trustees



Cash Account Trust - Money Market Portfolio        9/7/98         12/17/98                2/4/02             9/30/02

Cash Account Trust - Government  Securities        9/7/98         12/17/98                2/4/02             9/30/02
Portfolio

Cash Account Trust - Tax-Exempt Portfolio          9/7/98         12/17/98                2/4/02             9/30/02

Cash   Equivalent   Fund  -  Money   Market        9/7/98         12/17/98                2/4/02             9/30/02
Portfolio

Cash    Equivalent    Fund   -   Government        9/7/98         12/17/98                2/4/02             9/30/02
Securities Portfolio

Cash Equivalent Fund - Tax-Exempt Portfolio        9/7/98         12/17/98                2/4/02             9/30/02

Investors    Cash   Trust   -    Government        9/7/98         12/17/98                2/4/02             9/30/02
Securities Portfolio

Investors Cash Trust - Treasury Portfolio          9/7/98         12/17/98                2/4/02             9/30/02

Investors Florida Municipal Cash Fund              9/7/98         12/17/98                2/4/02             9/30/02

Investors Michigan Municipal Cash Fund             9/7/98         12/17/98                2/4/02             9/30/02

Investors New Jersey Municipal Cash                9/7/98         12/17/98                2/4/02             9/30/02

Tax-Exempt New York Money Market Fund              9/7/98         12/17/98                2/4/02             9/30/02

Investors Pennsylvania Municipal Cash Fund         9/7/98         12/17/98                2/4/02             9/30/02

Tax-Exempt California Money Market Fund            9/7/98         12/17/98                2/4/02             9/30/02

Zurich Money Market Fund                           9/7/98         12/17/98                2/4/02             9/30/02

Zurich Government Money Fund                       9/7/98         12/17/98                2/4/02             9/30/02

Zurich Tax-Free Money Fund                         9/7/98         12/17/98                2/4/02             9/30/02

Zurich YieldWise Money Fund                       11/30/98        12/17/98                2/4/02             9/30/02

Zurich YieldWise Government Money Fund            11/30/98        11/30/98                2/4/02             9/30/02

Zurich YieldWise Municipal Money Fund             11/30/98        11/30/98                2/4/02             9/30/02


                                   Appendix 8
                             Fund Shares Outstanding


         The table below sets forth the number of shares outstanding for [each class of] each Fund as of [ ], 2002.


                                                            Number of
   Fund                                                     Shares Outstanding
   ----                                                     ------------------

                                   Appendix 9
                 Beneficial Owners of 5% or More of Fund Shares

                                   Appendix 10
              Fund Shares Owned by Trustees and Executive Officers



Many of the Trustees and executive officers own shares of the series of each Trust and of other funds in the Scudder and Deutsche Bank Families of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each Trustee, the dollar range of equity securities owned in each series of each Trust owned as of December 31, 2001. The amount shown includes share equivalents of [certain] funds advised by Scudder in which the board member is deemed to be invested pursuant to such Fund's Deferred Compensation Plan. [As of [December 31, 2001], no Trustee or executive officer of the Trust owned any shares of [ ].] In addition, the last row in the table represents the aggregate dollar range of equity securities owned as of December 31, 2001 in all funds overseen by each Trustee in the Scudder and Deutsche Bank Families of Funds. The information as to beneficial ownership is based on statements furnished to each Trust by each Trustee and executive officer. Unless otherwise noted, each Trustee's individual shareholdings of each class of any series of each Trust constitute less than 1% of the outstanding shares of such class. Unless otherwise noted, as a group, the Trustees and executive officers of each Trust own less than 1% of the shares of each class of any series of each Trust.



Names of                 John W.    Lewis A.    Mark      Linda C.    Donald L.   James R.  William F.  Robert B.    Shirley D.
Trustees                Ballantine   Burnham   Casady    Coughlin     Dunaway     Edgar     Glavin, Jr. Hoffman      Peterson

Fund

Cash Account
Trust/Government
Securities  Portfolio

Cash Account
Trust/Money
Market  Portfolio

Cash  Account
Trust/Tax-Exempt
Portfolio

Cash  Equivalent
Fund/Government
Securities Portfolio

Cash Equivalent
Fund/Money Market
Portfolio

Cash  Equivalent
Fund/Tax-Exempt
Portfolio

Investors  Cash
Trust/Government
Securities
Portfolio

Investors Cash
Trust/Treasury
Portfolio

Investors Florida
Municipal Cash
Fund

Investors
Michigan
Municipal Cash
Fund

Investors
New Jersey
Municipal Cash
Fund

Investors
Pennsylvania
Municipal Cash
Fund

Tax-Exempt
California
Money  Market
Fund

Tax-Exempt
New York Money
Market Fund

Zurich
Government
Money Fund

Zurich Money
Market Fund

Zurich Tax-Free
Money Fund

Zurich YieldWise
Government  Money
Fund

Zurich  YieldWise
Money Fund

Zurich  YieldWise
Municipal Money
Fund

Aggregate Amount
of Fund Shares
Owned


Names of                      Fred B.     William      John G.
Trustees (cont'd)             Renwick    P. Sommers   Weithers

Fund (cont'd)


Cash Account
Trust/Government
Securities  Portfolio

Cash Account
Trust/Money
Market  Portfolio

Cash  Account
Trust/Tax-Exempt
Portfolio

Cash  Equivalent
Fund/Government
Securities Portfolio

Cash Equivalent
Fund/Money Market
Portfolio

Cash  Equivalent
Fund/Tax-Exempt
Portfolio

Investors  Cash
Trust/Government
Securities
Portfolio

Investors Cash
Trust/Treasury
Portfolio

Investors Florid
Municipal Cash
Fund

Investors
Michigan
Municipal Cash
Fund

Investors
New Jersey
Municipal Cash
Fund

Investors
Pennsylvania
Municipal Cash
Fund

Tax-Exempt
California
Money  Market
Fund

Tax-Exempt
New York Money
Market Fund

Zurich
Government
Money Fund

Zurich Money
Market Fund

Zurich Tax-Free
Money Fund

Zurich YieldWise
Government  Money
Fund

Zurich  YieldWise
Money Fund

Zurich  YieldWise
Municipal Money
Fund

Aggregate Amount
of Fund Shares
Owned

                                   Appendix 11
                                    Officers


         The following persons are officers of each Trust noted in the table below:



                                        Present Office with the Trust;
                                         Principal Occupation                           Trust (Year First Became
              Name (age)                   or Employment(1)                                       an Officer)(2)


Mark S. Casady ([age])                   Trustee and President; Managing        Cash Account Trust ([   ])
                                         Director, Scudder; formerly,           Cash Equivalent Fund ([   ])
                                         Institutional Sales Manager of an      Investors Cash Trust ([   ])
                                         unaffiliated mutual fund distributor.  Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Linda C. Coughlin ([age])                Trustee, Vice President and            Cash Account Trust ([   ])
                                         Chairperson; Managing Director,        Cash Equivalent Fund ([   ])
                                         Scudder.                               Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Philip J. Collora ([age])                Vice President and Assistant           Cash Account Trust ([   ])
                                         Secretary; Attorney, Senior Vice       Cash Equivalent Fund ([   ])
                                         President, Scudder.                    Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Kathryn L. Quirk ([age])                 Vice President; Managing Director,     Cash Account Trust ([   ])
                                         Scudder.                               Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Frank J. Rachwalski, Jr. ([age])         Vice President; [    ], Scudder.       Cash Account Trust ([   ])
                                                                                Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Jerri I. Cohen ([age])                   Vice President; [    ], Scudder.       Cash Account Trust ([   ])
                                                                                Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Linda J. Wondrack ([age])                Vice President; Managing Director,     Cash Account Trust ([   ])
                                         Scudder.                               Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Gary French ([age])                      Treasurer; [Senior Vice President],    Cash Account Trust ([   ])
                                         Scudder.                               Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

John R. Hebble ([age])                   Assistant Treasurer; Senior Vice       Cash Account Trust ([   ])
                                         President, Scudder.                    Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Brenda Lyons ([age])                     Assistant Treasurer; Senior Vice       Cash Account Trust ([   ])
                                         President, Scudder.                    Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Thomas Lally ([age])                     Assistant Treasurer; [Senior Vice      Cash Account Trust ([   ])
                                         President], Scudder.                   Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

John Millette ([age])                    Secretary; Vice President,             Cash Account Trust ([   ])
                                         Scudder [       ]                      Cash Equivalent Fund ([   ])
                                                                                Investors Cash Trust ([   ])
                                                                                Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])

Caroline Pearson ([age])                 Assistant Secretary; Senior Vice       Cash Account Trust ([   ])
                                         President, Scudder; formerly,          Cash Equivalent Fund ([   ])
                                         Associate, Dechert Price & Rhoads      Investors Cash Trust ([   ])
                                         (law firm) 1989 to 1997.               Investors Municipal Cash Fund ([   ])
                                                                                Tax-Exempt California Money Market Fund ([   ])
                                                                                Zurich Money Funds ([   ])
                                                                                Zurich YieldWise Funds ([   ])


(1) Unless otherwise stated, all of the officers have been associated with their respective companies for more than five years, although not necessarily in the same capacity.

(2) The President, Treasurer and Secretary each holds office until the first meeting of Trustees in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Trustees permit in accordance with the By-laws of the applicable Trust.